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                                                                    Exhibit 4.11

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of February 13, 1996, among N2K INC., a Pennsylvania corporation formerly known as Telebase Systems, Inc. (the "Company"), and ROBERT DAVID GRUSIN, LAWRENCE L. ROSEN, JONATHAN V. DIAMOND, JEROLD L. ROSEN, CHRISTOPHER L. BELL and MARY KAY FLETCHER (collectively, the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, N2K Inc., a New York corporation ("N2K"), and the Company have entered into a Merger Agreement, dated as of January __, 1996 (the "Merger Agreement") to merge with each other (the "Merger");

         WHEREAS, the Shareholders collectively own all of the outstanding capital stock of N2K;

         WHEREAS, as consideration in the Merger the Shareholders will receive Common Stock and Series E Preferred Stock of the Company (the "Merger Consideration"); and

         WHEREAS, as a condition to the consummation of the Merger, the Company has agreed to provide to the Shareholders certain registration rights pursuant to the terms of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Definitions. For purposes of this Agreement, capitalized terms used herein shall have the meanings set forth in the preambles hereto and in this Section 1.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Common Stock" shall mean the common stock, par value $.001 per share, of the Company or, in the case of a conversion, reclassification or exchange of such shares of such Common Stock, shares of the stock into or for which such shares of Common Stock shall be converted, reclassified or exchanged, and all provisions of this Agreement shall be applied appropriately thereto and to any stock resulting from any subsequent conversion, reclassification or exchange therefor.
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                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

                  "Holder" shall mean any holder of Registrable Securities; provided, however, that any Person who acquires any of the Registrable Securities in a distribution pursuant to a registration statement filed by the Company under the Securities Act or pursuant to a sale to the public under Rule 144 under the Securities Act chain not be considered a Holder.

                  "Initiating Holders" shall mean Holders representing (on a fully converted basis) at least thirty percent (30%) of the total number of shares of Common Stock issued or issuable upon conversion of the Series E Preferred Stock acquired by the Shareholders as part of the Merger Consideration (and any other or additional shares, securities or property that may hereafter be issuable upon the conversion of the Series E Preferred Stock) held by the Holders.

                  "Initial Public Offering" means an initial public offering of Common Stock of the Company or options, preferred stock, warrants or other securities convertible into or exchangeable for Common Stock, pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor forms thereto) filed by the Company under the Securities Act, which offering generates net proceeds to the Company of at least $5,000,000. An Initial Public Offering shall be deemed consummated upon the first sale under the related registration statement or in the case of an offering which is not underwritten, when the related registration statement first becomes effective.

                  "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a


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registration statement with the Commission in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

                  "Registrable Securities" shall mean (i) the shares of Common Stock issued or issuable upon conversion of the Series E Preferred Stock (and any other or additional shares, securities or property that may hereafter be issuable upon conversion of the Series E Preferred Stock) acquired by the Shareholders as part of the Merger Consideration, and (ii) the shares of Common Stock acquired by the Shareholders as cart of the Merger Consideration and the shares of Common Stock issuable upon the exercise of any options received by the Shareholders pursuant to the Merger Agreement; provided, however, that the shares of Common Stock shall only be treated as Registrable Securities hereunder if and so long as they have not been sold in a registered public offering or have not been sold to the public pursuant to Rule 144 under the Securities Act.

                  "Registration Expenses" shall mean all expenses incurred by the Company in compliance herewith, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and, in connection with a registration pursuant to
Section 3 hereof, the reasonable fees and expenses (subject to documentation thereof) of one counsel for all holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal stature enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Selling Expenses" shall mean all underwriting discounts and commissions applicable to the sale of Registrable Securities.

                  "Series E Preferred Stock" shall mean the Series E Preferred Stock, par value $.001 per share, of the Company.

                  "Series E Shares" shall mean the shares of Common Stock issued or issuable upon exercise of the conversion of the Series E Preferred Stock.


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          2.      Demand Registration.

                  2.1 Request for Registration. Subject to Section 2.6 hereof, at any time and from time to time after an Initial Public Offering by the Company, if the Company shall receive from the Initiating Holders a written request that the Company effect any registration with respect to Registrable Securities, the Company will:

                            (a) promptly give written notice of the proposed registration to all other Holders; and

                            (b) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file posteffective amendments, appropriate qualifications under the blue sky or other state securities laws reasonably requested by Initiating Holders and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within forty-five (45) days after receipt of such written notice from the Company; Provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2:

                                (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; or

                               (ii) less than forty-five (45) calendar days after the effective date of any registration declared or ordered effective other than a registration on Form S-3 or Form S-8.

                  Subject to the foregoing clauses (i) and (ii), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, that the Company shall be required to comply with no more than two (2) such requests for registration pursuant to this Section 2.1.


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            2.2      Additional Shares to be Included.  The registration
statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.4 below, include (a) ocher securities of the Company (the "Additional Shares") which are held by (i) officers or directors of the Company who, by virtue of agreements with the Company, are entitled to include their securities in any such registration or (ii) other Persons who, by virtue of written agreements with the Company, are entitled to include their securities in any such registration (the "Other Stockholders"), and (b) securities of the Company being sold for the account of the Company.

            2.3      Underwriting.

                     (a) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice to other Holders referred to in Section 2.1 above. The right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein and subject to the limitations provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

                     (b) The Company shall (together with all Holders, officers, directors and Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriter(s) shall be reasonably acceptable to the Company.

            2.4 Limitations on Shares to be Included. Notwithstanding any other provision of this Section 2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, first the Additional Shares shall be excluded from such registration to the extent so required by such limitation, then securities being sold for the account of the Company shall be excluded from such registration and if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting shall be allocated among all Holders, including Initiating Holders, in proportion, as nearly practicable, to the respective amounts of Registrable Securities and other


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securities which they have requested to be included in such registration statement. If the Company or any Holder, officer, director or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of any such underwriting, such Person may elect to withdraw such Person's Registrable Securities or Additional Shares therefrom by written notice to the Company and the underwriter and the Initiating Holders. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. No Registrable Securities or Additional Shares excluded from such registration by reason of such underwriters' marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with this Section 2.4, the Company or underwriter or underwriters selected as provided above may round the number of Registrable Securities of any Holder which may be included in such registration to the nearest 100 shares.

                  2.5 Additional Demand Registration. If with respect to the last registration permitted to be exercised by the Holders of Registrable Securities under this Section 2, the Holders are unable to register all of their Registrable Securities because of the operation of Section 2.4 hereof, such Holders shall be entitled to require the Company to effect one additional registration to afford the Holders an opportunity to register all such Registrable Securities.

                  2.6 Demand Limitations. Notwithstanding any other provision of this Section 2, the Registrable Securities entitled to the registration rights provided for in Section 2.1 hereof shall be limited to subsection (i) of the definition of Registrable Securities set forth in Section 1 hereof.

          3.      Company Registration.

                  3.1 If the Company shall determine to register under the Securities Act any of its equity securities or securities convertible into equity securities either for its own account or the account of a security holder or holders exercising any demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, the Company will:

                        (a) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and


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                        (b)   include in such registration (and, subject to
Section 2.1(b)(i), any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or request, made by any Holder within thirty (30) days after receipt of the written notice from the Company described in clause (a) above, except as set forth in Section 3.3 below. Such written request may specify all or a part of a Holder's Registrable Securities.

                  3.2 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1(a). The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any officers, directors or Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                  3.3 Limitations on Shares to be Included. Notwithstanding any other provision of this Section 3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation or elimination on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: first, to the Company for securities being sold for its own account; second, among all Holders; thereafter, the number of shares that may be included in the registration statement and underwriting shall be allocated among all officers, directors or Other Stockholders in each case in proportion, as nearly as practicable, to the respective amounts of Registrable Securities or Additional Shares which they had requested to be included in such registration at the time of filing the registration statement. If any Holder of Registrable Securities or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable


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Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          4. Registration on Form S-3. In addition to their rights set forth in Sections 2 and 3 above, if at any time (i) Initiating Holders request that the Company file a registration statement on Form S-3 (or any successor form thereto) for a public offering of all or any portion of the Registrable Securities (subject to the proviso below) held by such requesting Holder or Holders, and (ii) the Company is a registrant entitled to use Form S-3 (or any successor form thereto) to register such securities, then the Company shall use its best efforts to register (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested in such request) under the Securities Act on Form S-3 (or any successor form thereto), for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice; provided, however, that notwithstanding any other Provision of this Section 4, the Registrable Securities entitled to the registration rights provided for in this
Section 4 shall be limited to subsection (i) of the definitions of Registrable Securities set forth in Section 1 hereof. Such rights to registration on Form S-3 shall be unlimited, provided, that the Company shall in no event be obligated to cause the effectiveness of more than one such registration in any calendar year. Registrations effected pursuant to this Section 4 shall not be counted as demands for registration or registrations effected pursuant to
Section 2 or 3, respectively.

          5. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2, 3 or 4 of this Agreement shall be borne by the Company, except that Selling Expenses shall be come pro rata by each Holder in accordance with the number of shares sold.

          6.   Registration Procedures.

               6.1 In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof and will, at its expense:


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                     (a)    use its best efforts to keep such registration
effective for a period of 180 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that the Company will keep such registration effective for longer than 180 days if the costs and expenses associated with such extended registration are borne by the selling Holders; and provided, further, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall, at the cost and expense of the Company, be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed oasis, and provided, further, that applicable rules and regulations under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a)(3) of the Securities Act or
(z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information otherwise required to be included in such post-effective amendment covered by (y) and (z) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

                     (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                     (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                     (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such


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seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                     (e) List all such Registrable Securities registered in such registration on each securities exchange or automated quotation system on which the Common Stock of the Company is then listed;

                     (f) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                     (g) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement;

                     (h) Furnish to each underwriter upon request a signed counterpart, addressed to each such underwriter, of

                                (i)   an opinion of counsel for the Company,
         dated the effective date of the registration statement in form reasonably acceptable to the Company and such counsel, and

                               (ii) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants,

covering such matters as are customarily covered in opinions of issuers counsel and accountants' "comfort" letters delivered to underwriters in underwritten public offerings of securities;

                     (i) Furnish to each selling Holder upon request a copy of all documents filed with and all


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correspondence from or to the Commission in connection with any such offering;
and

                     (j) Make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                6.2 It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders proposing to register Registrable Securities shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and their intended method of Distribution of such Registrable Securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                6.3 In connection with the preparation and filing of each registration statement under this Agreement, the Company will give the Holders on whose behalf such Registrable Securities are to be registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each such Holder such access to the Company's books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified the Company's financial statements, as shall be necessary, in the opinion of such Holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the Leaning of the Securities Act.

         7.     Indemnification.

                7.1 Indemnification by the Company. The Company will indemnify each Holder, each of its officers, directors and partners, and each Person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement,


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notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (i) made in reliance upon and based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein or (ii) contained or made in any preliminary prospectus and corrected in the final prospectus and any such loss, liability, claim, damage or expense suffered or incurred by any Holder or any Underwriter resulted from any action, claim or suit by any person who purchased securities which are the subject thereof from any Holder or any underwriter and such Holder or underwriter failed to deliver or provide a copy of the prospectus to such person with or prior to the confirmation of the sale of such securities sold to such person in any case where delivery is required by the Securities Act or the rules and regulations thereunder, unless such failure to deliver or provide a copy of the final prospectus was a result of noncompliance by the Company with Section 6.1(c) of this Agreement.

                  7.2 Indemnification by the Holders. Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company (other than such Holder) or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder or other stockholder, against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to


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state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each of its directors and officers, each underwriter or control person, each other
Holder and each of their officers, directors and partners and each person controlling such Holder or other stockholder for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein.

                  7.3 Notices of Claims, Procedures, etc. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume he defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's sole expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless such failure is prejudicial to the ability of Indemnifying Party to defend such claim or action. Notwithstanding the foregoing, such Indemnified Party shall have the right to employ its own counsel in any such litigation, proceeding or other action if (i) the employment of such counsel has been authorized by the Indemnifying Party, in its sole and absolute discretion, or (ii) the named parties in any such claims (including any impleaded parties) include any such Indemnified Party and the Indemnified Party and the Indemnifying Party shall have been advised in writing (in suitable detail) by counsel to the Indemnified Party either (A) that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or (B) that there is a conflict of interest by virtue of the Indemnified Party and the In- demnifying Parties having common counsel, in any of which events, the legal fees and expenses of a single counsel for all Indemnified Parties with respect to each such claim, defense thereof, or counterclaims thereto shall be borne by


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Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall cooperate to the extent reasonably required and furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          8. Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

          9. Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted by the Company under this Agreement may be transferred or assigned by a Holder to a transferee or assignee of any Registrable Securities, provided that the Company is given written notice at or prior to the time of said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes in writing the obligations of a Holder under this Agreement to the Company and other Holders in effect at the time of transfer under all effective agreements.

         10. Reports Under Exchange Act. After an Initial Public Offering by the Company, with a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

             (a) make and keep Public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after ninety (90) days (or such shorter period as may then be permitted by the rules and regulations of the Commission in effect at such time) after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (d) furnish to any Holder forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company, or such shorter period as may be then permitted by the rules and regulations of the Commission in effect at such time), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual and quarterly reports of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

         11. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which s inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement.

         12. Benefits of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, legal representatives and heirs. This Agreement does not create, and shall not be construed as creating any rights enforceable by any other Person.

         13. Complete Agreement. This Agreement constitutes the complete understanding among the parties with respect to its subject matter and supersedes all existing agreements and understandings, whether oral or written, among them. No alteration or modification of any provisions of this

Agreement shall be valid unless made in writing and signed, on the one hand, by the Holders of a majority of the Registrable Securities then outstanding and, on the other, by the Company.

         14. Notices. All notices, offers, acceptances and other communications required or permitted to be given or to otherwise be made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered by hand, first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, if to the Company, at 55 Broad Street, New York, New York 10004, and if to any Holder, at the address of such Holder as set forth in the stock transfer books of the Corporation.

              All such notices and communications shall be deemed to have been duly given, at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any party may change the address to which each such notice or communication shall be sent by giving written notice to tie other parties of such new address in the manner provided herein for giving notice.

         15. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the provisions, policies or principles thereof respecting conflict or choice of laws.

         16. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

         17. Severability. Any provision of this Agreement which is determined to be illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, prohibition or unenforceability without invalidating the remaining provisions hereof which shall be severable and enforceable according to their terms and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.


                                            ------------------------------------
                                            Robert David Grusin


                                            ------------------------------------
                                            Lawrence L. Rosen


                                            ------------------------------------
                                            Jonathan V. Diamond


                                            ------------------------------------
                                            Jerold L. Rosen


                                            ------------------------------------
                                            Christopher L. Bell


                                            ------------------------------------
                                            Mary Kay Fletcher


                                            N2K INC.


                                            ------------------------------------
                                            Name:
                                            Title:




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